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                                                                 Exhibit 12 (a)


                          DORAL FINANCIAL CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                        QUARTER
                                                                         ENDED
                                                                        MARCH 31,
                                                                          2004
                                                                      -------------

INCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                          $126,314
  Plus:
     Fixed Charges (excluding capitalized interest)                       67,612
                                                                        --------

TOTAL EARNINGS                                                          $193,926
                                                                        ========

FIXED CHARGES:
     Interest expensed and capitalized                                  $ 66,649
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                     397
     An estimate of the interest component within rental expense             566
                                                                        --------

TOTAL FIXED CHARGES                                                     $ 67,612
                                                                        ========

RATIO OF EARNINGS TO FIXED CHARGES                                          2.87
                                                                        ========


EXCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                          $126,314
  Plus:
     Fixed Charges (excluding capitalized interest)                       48,630
                                                                        --------

TOTAL EARNINGS                                                          $174,944
                                                                        ========

FIXED CHARGES:
     Interest expensed and capitalized                                  $ 47,667
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                     397
     An estimate of the interest component within rental expense             566
                                                                        --------

TOTAL FIXED CHARGES                                                     $ 48,630
                                                                        ========

RATIO OF EARNINGS TO FIXED CHARGES                                          3.60
                                                                        ========
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